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                                                               Exhibit (h)(11)


                                   ASSUMPTION


                  AGREEMENT made as of March 1, 1998 among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a banking institution chartered under the laws of the United States ("Bank of America"), ROBERTSON, STEPHENS & COMPANY INVESTMENT MANAGEMENT, L.P., a California limited partnership registered as an investment adviser pursuant to the Investment Advisers Act of 1940 ("Robertson Stephens"), and PFPC Inc., a Delaware corporation ("PFPC"). Bank of America and Robertson Stephens are each indirect, wholly-owned subsidiaries of BankAmerica Corporation, a registered bank holding company.

                  WHEREAS, Pacific Horizon Funds, Inc. (the "Company") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, Bank of America has been previously appointed as the Company's administrator pursuant to an Administration Agreement dated September 15, 1997 (the "Administration Agreement") and PFPC has been previously appointed as the Company's sub-administrator pursuant to a Sub-Administration Agreement dated September 15, 1997 (the "Sub-Administration Agreement");

                  WHEREAS, Bank of America and Robertson Stephens desire to have Robertson Stephens assume the rights, responsibilities, liabilities and obligations of Bank of America under the Administration and Sub-Administration Agreements;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. Robertson Stephens hereby assumes all rights, responsibilities, liabilities and obligations of Bank of America under the Administration and Sub-Administration Agreements.

                  2. Each party hereby agrees that this Assumption shall be attached to and made a part of the Investment Advisory Agreements and Administration Agreement.
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                  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By:/s/Signature Illegible
                                          ------------------------------
                                          (Authorized Officer)


                                       ROBERTSON, STEPHENS & COMPANY
                                       INVESTMENT MANAGEMENT, L.P.


                                       By:/s/Dana Welch
                                          ------------------------------
                                          (Authorized Officer)


                                       PFPC INC.


                                       By:/s/Jay F. Nusblatt
                                          ------------------------------
                                          (Authorized Officer)


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